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                                                                     Exhibit 4.2



THIS AMENDMENT AGREEMENT is made the 12 February 2002

BETWEEN

(1)  APW ELECTRONICS GROUP PLC (formerly Vero Group PLC)

(2) APW ELECTRONICS OVERSEAS INVESTMENTS LIMITED (formerly Vero Electronics Overseas Investments Limited)

(3)  APW ELECTRONICS LIMITED (formerly Vero Electronics Limited)

(4)  APW ENCLOSURES AB (formerly Vero Enclosures AB)

(5)  APW ELECTRONICS GmbH (formerly Vero Electronics GmbH)

(6)  VERO ELECTRONICS Inc.

(7)  APW ENCLOSURES S.A. (formerly Vero Electronics S.A.) and

(8) APW ELECTRONICS S.r.L (formerly Vero Electronics S.r.L.) (each a "RBS Borrower" and together the "RBS Borrowers");

(9)  THE ROYAL BANK OF SCOTLAND plc ("RBS")

(10) APW ENCLOSURES PRODUCTS & SYSTEMS LIMITED and each of its subsidiaries set out in Schedule 1 (each a "NatWest Borrower", together the "NatWest Borrowers" and, together with the RBS Borrowers the "Borrowers"); and

(11) NATIONAL WESTMINSTER BANK PLC ("NatWest").

WHEREAS

(A) RBS and the RBS Borrowers entered into a (pound)27,500,000 revolving credit facility dated 24 October 1995 (as subsequently amended by two amendment agreements dated 15 May 1998 and 22 May 1998 respectively) (the "RBS Facility Agreement"). The RBS Facility Agreement was subsequently amended and restated under an amendment agreement dated 15 May 2001 and as further amended by amendment agreements dated 27 September 2001, 13 December 2001, 18 January 2002 and 29 January 2002.

(B) NatWest and the NatWest Borrowers entered into a (pound)27,000,000 multi-line facility dated 20 April 2000 (the "NatWest Facility Agreement"). The NatWest Facility Agreement was subsequently amended and restated under an amendment agreement dated 15 May 2001 and was further amended by amendment agreements dated 27 September 2001, 13 December 2001, 18 January 2002 and 29 January 2002.

(C) On 31 July 2000, APW Ltd. APW North America, Inc., APW Holdings (Denmark) APS, certain financial institutions, Bank One, N.A., as syndication agent. The Chase Manhattan Bank as documentation agent and Bank of America, National Association as administrative agent (the "US Agent") entered into a multicurrency agreement (as subsequently amended and restated on 15 May 2001, 27 September 2001, 13 December 2001 and 15 January 2002) (the "Multicurrency Agreement") and to be further amended by two agreements to be agreed on or around the date of this Agreement.

(D) RBS, NatWest, the US Agent and others entered into an intercreditor agreement dated 15th May 2001 (as subsequently amended and restated on 27 September 2001) regulating,

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     inter alia, the application of recoveries under the RBS Facility Agreement, the NatWest Facility Agreement and the Multicurrency Agreement (the "Intercreditor Agreement").

(E) The Lenders under the Multicurrency Agreement have agreed to defer interest payments under the Multicurrency Agreement on the condition that a similar deferral occurs under both the RBS Facility Agreement and the NatWest Facility Agreement.

(F) The parties wish to enter into this Agreement to record the basis on which the RBS Facility Agreement and the NatWest Facility Agreement are being amended.

IT IS AGREED as follows:

1    DEFINITIONS AND INTERPRETATION

     In this Agreement, except where the context otherwise requires, words and expressions defined and references construed in the RBS Facility Agreement or the NatWest Facility Agreement (but not defined or construed in this Agreement) shall have the same meaning herein.

2    DEFERRAL OF INTEREST PAYMENTS

2.1 With effect from the date hereof, subject only to Clause 3, it is agreed that the terms of both the NatWest Facility Agreement and the RBS Facility Agreement shall be amended, so that notwithstanding any provision to the contrary contained in either Agreement, no interest payment or payment in respect of commission due under the terms of either the NatWest Facility Agreement, or the RBS Facility Agreement shall be payable until the earlier date (the "Deferral Date") of:

     (i)  April 15, 2002; or

     (ii) the first date after the date of this Agreement on which the lenders under the Multicurrency Agreement receive any payment in respect of interest under the Multicurrency Agreement.

2.2 This consent shall be limited to its terms and shall not constitute a waiver of any other rights that RBS or NatWest may have from time to time, including the right, upon the occurrence of an Event of Default (other than the failure to pay such interest or commission on the due date for payment which would have applied, but for Clause 2.1 of the Agreement), to accelerate the maturity of all loans and all payments under the RBS Facility Agreement and/or the NatWest Facility Agreement, including said interest and commission payments, with respect thereto.

2.3 The parties agree to be bound by the RBS Facility Agreement and the NatWest Facility Agreement, each as amended.

3    CONDITIONS PRECEDENT TO THIS AMENDMENT AND RESTATEMENT AGREEMENT

3.1 This Agreement shall become effective once (a) RBS, for itself and on behalf of NatWest, has received an executed copy of this Agreement duly executed by all of the

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     parties thereto; (b) each of the guarantors of the RBS Facility and the
     NatWest Facility have consented hereto by executing an agreement and consent in the form agreed between RBS, NatWest and the US Agent, and (c) all outstanding invoices submitted by RBS and NatWest in respect of legal fees relating to the RBS Facility and the NatWest Facility have been paid in full.

3.2 It shall be a condition precedent to this Agreement becoming effective that RBS shall have received in a form and substance satisfactory to it, a certificate of non-revocation issued by the Secretary/Director of each UK Obligor, confirming that the resolutions of the board of directors of such UK Obligor passed on or about 17 January 2002, approving the execution and delivery of amendments to the RBS Facility Agreement and the NatWest Facility Agreement and the performance of its obligations thereunder and authorizing a person or persons (specified by name) on behalf of each UK Obligor to sign and deliver any documents to be delivered by it pursuant to such agreements remain in full force and effect.

4    GENERAL

4.1 The Borrowers hereby undertake that the Representations and Warranties set out in Clause 12 of the RBS Facility Agreement other than those contained in Clause 12.1(e) (Litigation), 12.1(g) (Accounts), and 12.1(h) (No Default) are true and accurate as of the date of this Agreement.

4.2 To the extent inconsistent with the Multicurrency Agreement, NatWest and RBS amend and/or waive any relevant provisions of the NatWest Facility Agreement and the RBS Facility Agreement in order to incorporate mutatis mutandis any waiver or amendment in relation to Sections 7.1 and 7.6 of the Multicurrency Agreement which have or which are to be granted by the various banks and financial institutions that are a party to the Multicurrency Agreement.

4.3 All other terms and conditions of the NatWest Facility Agreement and the RBS Facility Agreement remain unchanged.

4.4 A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Agreement.

4.5 The Borrowers shall on demand reimburse RBS and NatWest all reasonable costs including fees, costs and expenses (including legal fees and expenses) incurred in or in connection with the negotiation and execution of this Agreement shall pay all stamp, registration and other taxes to which any such document is, or at any time may be, subject and shall indemnify RBS and NatWest against any liabilities, expenses, costs or claims resulting from any failure to pay, or any delay in paying, such tax.

4.6 For the avoidance of doubt, this Agreement shall constitute a UK Finance Document (as defined in the RBS Facility and NatWest Facility).

4.7 This Agreement shall be governed by and construed in accordance with the laws of England and the parties hereto submit to the jurisdiction of the English courts.

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SIGNED FOR AND ON BEHALF OF: -


THE ROYAL BANK OF SCOTLAND plc

By:  /s/ Ian Roberts


SIGNED FOR AND ON BEHALF OF: -

NATIONAL WESTMINSTER BANK PLC

By:  /s/ Ian Roberts


THE RBS BORROWERS


APW ELECTRONICS GROUP PLC

By:  /s/ Samantha Kirby
         Company Secretary


APW ELECTRONICS OVERSEAS INVESTMENTS LIMITED

By:  /s/ Samantha Kirby
         Company Secretary


APW ELECTRONICS LIMITED

By:  /s/ Samantha Kirby
         Company Secretary


APW ENCLOSURES AB

By:  /s/ [illegible in original]
     /s/ Carol A. Frank


APW ELECTRONICS GmbH

By:  /s/ Jan De Koning
         Jan De Koning
         Managing Director

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VERO ELECTRONICS INC.

By:  /s/ Richard D. Carroll


APW ENCLOSURES S.A.

By:  /s/ [illegible in original]
     /s/ Carol A. Frank


APW ELECTRONICS S.r.L.

By:  /s/ Richard D. Carroll


THE NATWEST BORROWERS


APW ENCLOSURE SYSTEMS PLC

By:  /s/ Samantha Kirby
         Company Secretary


APW ENCLOSURE PRODUCTS & SYSTEMS LIMITED

By:  /s/ Samantha Kirby
         Company Secretary


APW ENCLOSURE SYSTEMS (UK) LIMITED

By:  /s/ Samantha Kirby
         Company Secretary


APW INVESTMENTS UK LIMITED

By:  /s/ Samantha Kirby
         Company Secretary


APW HOLDINGS (UK) LIMITED

By:  /s/ Samantha Kirby
         Company Secretary

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RUBICON FINANCE LIMITED

By:  /s/ Samantha Kirby
         Company Secretary


APW HOLDINGS (EUROPE) LIMITED

By:  /s/ Samantha Kirby
         Company Secretary


APW ELECTRONICS GROUP PLC

By:  /s/ Samantha Kirby
         Company Secretary


APW ELECTRONICS OVERSEAS INVESTMENTS LIMITED

By:  /s/ Samantha Kirby
         Company Secretary


APW ELECTRONICS LIMITED

By:  /s/ Samantha Kirby
         Company Secretary


APW POWER SUPPLIES LIMITED

By:  /s/ Samantha Kirby
         Company Secretary


APPLIED POWER LIMITED

By:  /s/ Samantha Kirby
         Company Secretary

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APW ENCLOSURE SYSTEMS HOLDINGS LIMITED

By:  /s/ Samantha Kirby
         Company Secretary


APW GALWAY LIMITED

By:  /s/ Samantha Kirby
         Company Secretary


APW NEW FOREST LIMITED

By:  /s/ Samantha Kirby
         Company Secretary

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